Exhibit 10.3

LETTER AGREEMENT

REGARDING PLEDGE, TRANSFER AND ASSIGNMENT OF

SERIES D PREFERRED STOCK AND WARRANTS

This Letter Agreement (this “Agreement”) is entered into as of June 30, 2026, by and among:

(1) Big Digital Energy, Inc., a Nevada corporation (the “Company”);

(2) Six Thirty AI, LLC, a Texas limited liability company (the “Purchaser”); and

(3) YA II PN, LTD., a Cayman Islands exempt limited company, in its capacity as administrative agent and collateral agent for the Lenders (as defined below) under the Loan Documents (as defined below) (the “Agent” and, together with the Company and the Purchaser, the “Parties”).

RECITALS

WHEREAS, the Company and the Purchaser are parties to that certain Securities Purchase Agreement, dated as of or about the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “SPA”), pursuant to which the Purchaser agreed to purchase, and the Company agreed to issue and sell, 16,700 shares of the Company’s Series D Convertible Preferred Stock (the “Preferred Shares”) and a warrant to purchase shares of Common Stock equal to 50% of the Preferred Shares purchased by the Purchaser (the “Warrants”);

WHEREAS, the SPA, the Warrants, the Certificate of Designations for the Series D Convertible Preferred Stock, the Registration Rights Agreement, and all other documents and agreements contemplated thereby are collectively referred to herein as the “Transaction Documents”;

WHEREAS, the Purchaser and certain affiliates of the Purchaser (collectively with the Purchaser, the “Borrowers”) have entered into that certain Loan and Guaranty Agreement, dated as of or about the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), with the Agent and the lenders party thereto from time to time (the “Lenders”);

WHEREAS, in connection with the Loan Agreement, the Purchaser has entered into that certain Pledge and Security Agreement, dated as of or about the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Pledge Agreement” and, together with the Loan Agreement and all other documents and agreements executed in connection therewith, the “Loan Documents”), pursuant to which the Purchaser has granted to the Agent, for the ratable benefit of the Lenders, a security interest in and pledge of, among other collateral, the Preferred Shares and the Warrants;

[Signature Page to Letter Agreement]

WHEREAS, pursuant to the Loan Agreement, the Warrants are to be transferred and assigned to the Lenders ratably on the closing date as a commitment fee (the “Warrant Assignment”);

WHEREAS, pursuant to the Loan Agreement, each Lender has the right to exchange all or any portion of the outstanding Obligations (as defined in the Loan Agreement) for shares of the Company’s Preferred Stock (the “Exchange Right”), and the Loan Documents further permit settlement using pledged Preferred Shares or Common Stock issuable upon conversion thereof, subject to transfer and resale restrictions; and

WHEREAS, the Purchaser and the Agent have requested that the Company acknowledge the foregoing arrangements and provide its consent thereto, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Defined Terms.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the SPA, the Loan Agreement, or the Pledge Agreement, as applicable. In addition to the terms defined in the Recitals:

(a)	“Common Stock” means the common stock of the Company, par value $0.001 per share.

(b)	“Pledged Securities” means, collectively, the Preferred Shares pledged or assigned pursuant to the Loan Documents, together with any Common Stock issuable upon conversion thereof.

(c)	“Permitted Transferee” means the Agent, any Lender, or any designee, successor, assign, agent, or nominee of the Agent or any Lender.

Section 2. Acknowledgment of Pledge.

The Company hereby acknowledges that it has been informed that the Purchaser will pledge the Preferred Shares and grant a security interest therein to the Agent, for the ratable benefit of the Lenders, pursuant to the Pledge Agreement, and that certificates representing the Preferred Shares will be delivered to the Agent together with blank stock powers in connection therewith.

Section 3. Consent to Pledge.

The Company hereby consents to the pledge of the Preferred Shares by the Purchaser to the Agent, for the ratable benefit of the Lenders, pursuant to the Pledge Agreement, and acknowledges that no further consent, approval, legal opinion, or notice from or to the Company shall be required in connection with such pledge.

Section 4. Advance Consent to Transfer of Preferred Shares.

The Company hereby consents in advance to any transfer of the Preferred Shares (or any portion thereof) to the Agent, any Lender, or any other Permitted Transferee, in each case:

(a)	pursuant to the exercise of the Exchange Right under the Loan Agreement;

(b)	pursuant to any foreclosure, realization, enforcement, or other exercise of rights or remedies by the Agent or any Lender under the Loan Documents (including any transfer of the Pledged Securities into the name of the Agent or its transferee upon or following an Event of Default); or

(c)	pursuant to any other transfer or disposition of the Preferred Shares permitted under the Loan Documents,

in each case without further consent, approval, legal opinion, or notice from or to the Company being required, subject to Section 7 hereof. The Company further understands that all of the Purchaser’s rights and remedies under the Transaction Documents have been collaterally assigned to the Agent under the Pledge Agreement. Accordingly, any Permitted Transferee of Pledged Securities shall have all of the rights or a “Purchaser” or “Holder”, as applicable, under the Transaction Documents as if an original party thereto.

In addition, upon any transfer of Preferred Shares to Agent or any Lender, the Company shall as promptly as practicable, and in any event within 2 Trading Days, file a prospectus supplement to any effective registration statement covering the resale of the Common Stock underlying such Preferred Shares identifying the Agent or such Lender, as applicable, as a selling stockholder therein.

Section 5. Acknowledgment of Warrant Assignment.

The Company hereby acknowledges and understands that the Warrants issuable to the Purchaser under the SPA will be assigned and transferred by the Purchaser to the Lenders (ratably) as a commitment fee under the Loan Agreement. The Company acknowledges that such assignment is contemplated by the Loan Agreement and the SPA and does not require any additional consent or approval of the Company beyond the consent set forth in Section 6 below.

Section 6. Consent to Transfer of Warrants; Exercise of Rights.

(a)	The Company hereby consents to the transfer and assignment of the Warrants by the Purchaser to the Agent and/or the Lenders pursuant to the Loan Agreement, and to any subsequent transfer of the Warrants to any Permitted Transferee.

(b)	Each of the Company and the Purchaser acknowledges, agrees and understands that, following any such transfer or assignment, the Agent, the Lenders, and any Permitted Transferee shall be entitled to exercise any and all rights and remedies of the Purchaser under the SPA and the Transaction Documents as they relate to the Warrants, including the right to exercise the Warrants in accordance with their terms, and to receive all shares of Common Stock and other consideration issuable upon such exercise.

Section 8. Transfer Agent Instructions; Cooperation.

(a)	Upon the request of the Agent or any Permitted Transferee, and subject to compliance with applicable securities laws and the terms of the Transaction Documents, the Company shall (i) instruct its transfer agent to effectuate any transfer of the Preferred Shares or Common Stock issuable upon conversion thereof as contemplated by this Agreement, (ii) deliver or cause to be delivered any stock certificates, book-entry statements, or other documentation reasonably required to effectuate such transfer, and (iii) take all other actions reasonably necessary to record any such transfer on the Company’s books and records.

(b)	The Company shall deliver to the Agent or any Permitted Transferee, at the Purchaser’s expense, such reasonable documentation as may be requested by the Agent or any Permitted Transferee in connection with the pledge, security interest, or transfer contemplated hereby, consistent with the Company’s obligations under Section 4(h) of the SPA (or any substantially similar provision thereof).

(c)	The Company represents that, as of the date hereof, it has not issued any stop-transfer instructions to its transfer agent with respect to the Preferred Shares or the Warrants that would prohibit or impede the pledge, transfer, or assignment contemplated by this Agreement (other than customary restrictive legends as required under applicable securities laws and the Transaction Documents).

(d)	The Company will, or will cause the Transfer Agent (as applicable) to, mark its records, by book-entry or otherwise, to indicate the pledge of, and Agent’s security interest in, the Pledged Securities. To the best of the Company’s knowledge, and except for Lender’s security interest, and as of the date hereof (a) the Pledged Securities are identified on the Company’s books and records, by book-entry or otherwise, as being owned by Purchaser; (b) the Company has identified on its books and records the Pledged Securities as being pledged to the Agent; and (c) the Company has not created, nor has the Company received notice of any liens, claims or encumbrances with respect to the Pledged Securities, except to Agent. The Company agrees, and agrees to the cause the Transfer Agent (as applicable) to, not to effect any transfer of the Purchaser’s interest in any of the Pledged Securities without Agent’s prior written consent. Should the Company receive further written notice from Agent, the Company will hold the Pledged Securities and all dividends, distributions, and other proceeds relating to the Pledged Securities (whether in cash, securities or other property) subject to Agent’s written instructions. In addition, the Company will not enter into any amendment, modification or waiver of Transaction Documents without the prior written consent of the Agent. The Company will comply with all written instructions originated by Agent concerning the Pledged Securities without further consent by the Purchaser and Purchaser agrees that it will not give any contrary instructions. At the Agent’s request if Agent deems it reasonably necessary to perfect its security interest in the Pledge Securities, the Company will cause the Transfer Agent to enter a control agreement in customary form with the Agent.

(e)	Purchaser agrees that whenever it may exercise any right or remedy under the Transaction Documents or may otherwise give instructions to the Company under any Transaction Document, it will only do so in consultation with, and upon the consent of, the Agent.

Section 9. Representations.

Each Party hereby represents and warrants to the other Parties that (a) it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (b) this Agreement has been duly authorized, executed, and delivered by such Party, and (c) this Agreement constitutes a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general equitable principles.

The Company further represents to Agent that the Pledged Securities are, or will be on issuance, duly authorized are validly issued, fully paid and non-assessable and (ii) (A) are not subject to preemptive or similar rights, (B) are not subject to any transfer restrictions other than as set forth in the Transaction Documents. The Company hereby further agrees that Agent may rely on the representations and warranties of the COmpany in the Securities Purchase Agreement as if Agent was the recipient thereof.

Section 10. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts-of-law principles thereof that would require the application of the laws of any other jurisdiction.

Section 11. Counterparts; Electronic Signatures.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act, or other applicable law), or other electronic transmission shall be equally effective as delivery of a manually executed counterpart.

Section 12. Entire Agreement; Amendments.

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect thereto. This Agreement may not be amended, modified, or supplemented except by a written instrument executed by each of the Parties.

Section 13. Third-Party Beneficiaries.

Each Lender is an intended third-party beneficiary of Sections 2, 3, 4, 5, 6, and 7 of this Agreement and shall be entitled to enforce the provisions thereof as if it were a party hereto. Except as expressly set forth in the immediately preceding sentence, nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties any rights or remedies hereunder.

Section 14. Notices.

All notices, requests, demands, and other communications required or permitted hereunder shall be given in the manner and to the addresses set forth in the SPA (with respect to the Company and the Purchaser) and the Loan Agreement (with respect to the Agent), or to such other address as any Party may designate by written notice to the other Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

BIG DIGITAL ENERGY, INC.

By:	/s/ Kaliste Saloom
Name:	Kaliste Saloom
Title:	General Counsel

PURCHASER:

SIX THIRTY AI, LLC

By:	/s/ Phil Stanley
Name:	Phil Stanley
Title:	Manager

AGENT:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global, LLC
Its:	General Partner

	By:	/s/ Troy Rillo
	Name:	Troy Rillo
	Title:	Member

[Signature Page to Letter Agreement]